Exhibit 99
NEWS RELEASE

Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides control systems and services including comfort, energy and security management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.

CONTACT:	Glen L. Ponczak	RELEASE: April 15, 2004
(414) 524-2375 Denise M. Zutz (414) 524-3155

JOHNSON CONTROLS SECOND-QUARTER EPS UP 17% TO $.82;
EARNINGS GUIDANCE CONFIRMED FOR RECORD YEAR

     MILWAUKEE, WISCONSIN, April 15, 2004 ... Johnson Controls, Inc. (JCI,) the leading supplier of automotive systems and facility management and control, today reported strong growth for its second quarter of fiscal 2004 with diluted earnings per share increasing 17% to $.82 from $.70 for the prior year. Boosted by double-digit sales increases by each of its business groups, consolidated revenues totaled $6.6 billion, 20% higher than for the 2003 period.
     Chairman and Chief Executive Officer John M. Barth said, “Delivering superior value and quality continues to result in growth for Johnson Controls. While the economy remains challenging for us as well as for many of our customers, we are able to identify strategies and solutions that differentiate our products and services while lowering costs. We are proud of Johnson Controls employees and their dedication to exceeding our customers’ expectations.”

Consolidated Second-Quarter Results
     Sales for the second quarter of 2004 increased 20% to $6.6 billion from $5.5 billion last year, reflecting a 23% increase in automotive revenues and an 11% rise in controls sales. Of the $1.1 billion consolidated increase, new or expanded business accounted for $700 million, or 13%, with the balance due to the benefit of foreign currency translation. Net income was $157.7 million for the 2004 quarter, a 19% increase over $132.2 million for 2003. The 2004 net income amount benefited from higher operating income, improved foreign currency results and a lower effective income tax rate. Diluted earnings per share totaled $.82 versus $.70 for the second quarter of 2003. The per share amounts reflect a two-for-one stock split effective January 2, 2004.
      Included in 2004 selling, general and administrative expenses (SG&A) was an $84.4 million non-cash gain on the transfer of certain pension obligations and related plan assets, associated with Automotive Group employees in Japan, to the Japanese government. Also included in SG&A were $82.4 million of restructuring costs involving workforce reductions and plant consolidations.

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April 15, 2004

     For the quarter, Automotive Group sales increased 23% over the same period of 2003 primarily reflecting new business attributable to the supply of interior systems for additional vehicles worldwide, as well as higher battery sales. Operating income, excluding the gain on the transfer of the Japanese pension obligations and the automotive related restructuring costs, was 19% higher than for the second quarter of 2003 reflecting the higher sales and operating improvements.
      Controls Group sales were 11% higher in the second quarter of 2004 because of increased activity in installed systems, technical services and facilities management for the existing nonresidential buildings market. Operating income excluding restructuring costs, declined 16%, primarily due to investments made to increase technical service staffing levels. The backlog of uncompleted control system installation and service contracts increased 8% over the amount at March 31, 2003, reflecting growth in both systems and technical service orders.
      Total debt to total capitalization decreased to 35.1% from 36.9% at December 31, 2003. Capital spending during the second quarter increased to $231 million from $134 million for the prior year, primarily in support of future new vehicle interior programs.

Full-Year Outlook
     Johnson Controls confirmed its fiscal 2004 guidance for consolidated sales growth of 13-15% and the achievement of double-digit increases in operating income and net income.
      Automotive Group guidance includes: sales growth of 13-18%; North American light vehicle production of approximately 15.9 million units and European production of 19.8 million units; and, a flat to slightly lower operating margin percentage. Controls Group guidance includes sales growth of 10-12% (up from the high end of 5-10%) and a slightly lower operating margin percentage.

Supplemental Financial Estimates
(dollars in millions)

	FY2003	FY2004
	Actual	Estimate
Interest expense, net of interest income	$104	$105-110
Effective income tax rate	31.0%	(a )
Minority interests in net earnings of subsidiaries	$47	$75-80
Capital expenditures	$664	$750
Depreciation	$538	$600-620
Total debt to total capitalization	35.6%	Below 30%

(a)	A rate of 21.6% for the first quarter, due to a one-time $17 million benefit related to a favorable tax settlement, and 29% for each of the second, third and fourth quarters.

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April 15, 2004

Johnson Controls analyst conference call can be accessed on April 15 at www.johnsoncontrols.com. The audio begins at 11 am (Eastern) while the slides are accessible at 7 am (Eastern.)

Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides control systems and services including comfort, energy and security management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.

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Johnson Controls has made forward-looking statements in this document pertaining to its financial results for fiscal 2004 that are based on preliminary data and are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as “believes,” “expects,” “anticipates” or similar expressions. For those statements, the company cautions that numerous important factors, such as automotive vehicle production levels and schedules, the strength of the U.S. or other economies, currency exchange rates, cancellation of commercial contracts, as well as those factors discussed in the company’s Form 8-K (dated January 7, 2004) could affect the company’s actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.

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JOHNSON CONTROLS, INC.

CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share data; unaudited)

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2004	2003	2004	2003
Net sales
Products and systems*	$5,658.6	$4,647.9	$11,178.6	$9,063.8
Services*	961.5	855.2	1,825.6	1,622.6

	6,620.1	5,503.1	13,004.2	10,686.4
Cost of sales
Products and systems	4,953.5	4,016.0	9,755.6	7,806.3
Services	816.8	724.9	1,537.5	1,368.5

	5,770.3	4,740.9	11,293.1	9,174.8
Gross profit	849.8	762.2	1,711.1	1,511.6

Selling, general and administrative expenses	588.9	524.9	1,188.4	1,026.4

Operating income	260.9	237.3	522.7	485.2
Interest income	3.9	2.2	5.8	4.2
Interest expense	(26.4)	(29.5)	(53.6)	(58.6)
Equity income	16.3	14.6	34.1	22.9
Miscellaneous — net	(5.4)	(15.1)	(30.0)	(17.5)

Other income (expense)	(11.6)	(27.8)	(43.7)	(49.0)

Income before income taxes and minority interests	249.3	209.5	479.0	436.2

Provision for income taxes	72.2	64.8	121.9	135.2
Minority interests in net earnings of subsidiaries	19.4	12.5	34.9	28.4

Net income	$157.7	$132.2	$322.2	$272.6

Earnings available for common shareholders	$157.7	$130.3	$320.4	$268.9

Earnings per share (post-split)**
Basic	$0.83	$0.73	$1.73	$1.51

Diluted	$0.82	$0.70	$1.67	$1.44

*	Products and systems consist of Automotive Group products and systems and Controls Group installed systems. Services are Controls Group technical and facility management services.

**	Prior year per share amounts have been restated to reflect a two-for-one stock split (see Note 2).

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JOHNSON CONTROLS, INC.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions, unaudited)

	March 31,	September 30,	March 31,
	2004	2003	2003
ASSETS
Cash and cash equivalents	$226.4	$136.1	$278.1
Accounts receivable — net	3,780.2	3,539.1	3,193.7
Costs and earnings in excess of billings on uncompleted contracts	349.6	323.0	279.6
Inventories	846.4	825.9	804.7
Other current assets	799.8	796.2	688.1

Current assets	6,002.4	5,620.3	5,244.2

Property, plant and equipment — net	3,204.7	2,963.4	2,633.7
Goodwill — net	3,354.5	3,162.7	3,042.2
Other intangible assets — net	321.8	316.9	287.3
Investments in partially-owned affiliates	451.0	408.1	395.0
Other noncurrent assets	783.9	655.9	427.5

Total assets	$14,118.3	$13,127.3	$12,029.9

LIABILITIES AND EQUITY
Short-term debt	$657.9	$150.5	$513.1
Current portion of long-term debt	32.2	427.8	327.7
Accounts payable	3,580.0	3,329.3	2,935.3
Accrued compensation and benefits	558.8	546.3	450.1
Accrued income taxes	69.9	58.7	99.4
Billings in excess of costs and earnings on uncompleted contracts	205.2	186.2	207.3
Other current liabilities	882.1	885.3	997.0

Current liabilities	5,986.1	5,584.1	5,529.9

Long-term debt	1,888.9	1,776.6	1,525.8
Postretirement health and other benefits	166.6	167.8	165.9
Minority interests in equity of subsidiaries	245.7	221.8	215.2
Other noncurrent liabilities	1,061.7	1,115.7	787.0
Shareholders’ equity	4,769.3	4,261.3	3,806.1

Total liabilities and shareholders’ equity	$14,118.3	$13,127.3	$12,029.9

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JOHNSON CONTROLS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions; unaudited)

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2004	2003	2004	2003
OPERATING ACTIVITIES
Net income	$157.7	$132.2	$322.2	$272.6

Adjustments to reconcile net income to cash provided by operating activities
Depreciation	147.3	130.9	290.2	259.9
Amortization of intangibles	5.3	5.1	11.0	9.6
Equity in earnings of partially-owned affiliates, net of dividends received	(16.0)	(11.6)	(20.4)	(19.8)
Minority interests in net earnings of subsidiaries	19.4	12.5	34.9	28.4
Deferred income taxes	41.1	2.1	48.3	5.7
Gain on sale of long-term investment	—	—	—	(16.6)
Pension gain	(84.4)	—	(84.4)	—
Other	(10.7)	(26.0)	(7.0)	(2.7)

	259.7	245.2	594.8	537.1

Changes in working capital, excluding acquisition of business
Receivables	(302.4)	(73.7)	(111.3)	176.1
Inventories	0.8	(8.4)	13.8	(18.5)
Other current assets	(25.4)	(25.5)	5.0	(50.1)
Accounts payable and accrued liabilities	432.6	170.7	53.9	(302.4)
Accrued income taxes	(10.1)	(58.5)	33.7	(87.0)
Billings in excess of costs and earnings on uncompleted contracts	(1.4)	8.9	12.2	12.7

	94.1	13.5	7.3	(269.2)

Cash provided by operating activities	353.8	258.7	602.1	267.9

INVESTING ACTIVITIES
Capital expenditures	(231.0)	(134.1)	(434.6)	(240.7)
Sale of property, plant and equipment	8.6	0.9	15.8	6.9
Acquisition of business, net of cash acquired	—	(11.8)	(36.6)	(230.7)
Recoverable customer engineering expenditures	(46.1)	(17.2)	(95.2)	(24.9)
Proceeds from sale of long-term investment	—	—	—	38.2
Changes in long-term investments	4.0	1.2	(0.7)	(0.7)

Cash used by investing activities	(264.5)	(161.0)	(551.3)	(451.9)

FINANCING ACTIVITIES
(Decrease) increase in short-term debt — net	(61.3)	(98.0)	506.0	411.6
Increase in long-term debt	59.1	0.1	109.0	0.1
Repayment of long-term obligations	(106.7)	(15.2)	(530.6)	(138.0)
Payment of cash dividends	(79.9)	(62.8)	(85.3)	(68.0)
Other	23.3	4.7	40.4	(5.6)

Cash (used) provided by financing activities	(165.5)	(171.2)	39.5	200.1

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(76.2)	$(73.5)	$90.3	$16.1

Certain prior year amounts have been reclassified to conform to the current year’s presentation.

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FOOTNOTES

1. Earnings Per Share
Basic earnings per share (EPS) are computed by dividing net income, after deducting dividend requirements on the Series D Convertible Preferred Stock, by the weighted average number of common shares outstanding. Diluted earnings are computed by deducting from net income the after-tax compensation expense which would arise from the assumed conversion of the Series D Convertible Preferred Stock, which was $0.5 million for the three months ended March 31, 2003, and $0.1 million and $1.0 million for the six months ended March 31, 2004 and 2003, respectively. Effective December 31, 2003, the Company converted all the outstanding Series D Convertible Preferred Stock (see Note 3) and accordingly there was no after-tax compensation expense for the three months ended March 31, 2004. Diluted weighted average shares assume the conversion of the Series D Convertible Preferred Stock, if dilutive, plus the dilutive effect of common stock equivalents which would arise from the exercise of stock options. All prior year share and per share amounts disclosed in this document have been restated to reflect a two-for-one stock split discussed in Note 2.

	Three Months		Six Months
(in millions)	Ended March 31,		Ended March 31,
	2004	2003	2004	2003
Weighted Average Shares (post-split)
Basic	189.5	178.2	185.2	178.0
Diluted	192.8	188.7	192.3	188.6

Outstanding at period end			190.0	178.3

2. Stock Split
On November 19, 2003, the Company’s Board of Directors declared a two-for-one stock split of the common stock payable January 2, 2004. All prior year share and per share amounts disclosed in this document have been restated to reflect the two-for-one stock split. The stock split resulted in the issuance of approximately 90.5 million additional shares of common stock. In connection with the stock split, the par value of the common stock was changed from $.16 2/3 per share to $.04 1/6 per share.

3. Conversion of Preferred Stock
Effective December 31, 2003, the Company’s Board of Directors authorized the redemption of all the outstanding Series D Convertible Preferred Stock, held in the Company’s Employee Stock Ownership Plan (ESOP), and the trustee converted the preferred stock into common shares in accordance with the terms of the preferred stock certificate. The conversion resulted in the issuance of approximately 7.5 million common shares (on a post-split basis) and was accounted for through the exchange of preferred stock into common stock and capital in excess of par value. The conversion of the preferred shares held by the ESOP has been reflected within Shareholders’ Equity in the Consolidated Statement of Financial Position as of March 31, 2004. The conversion of these shares will result in their inclusion in the weighted average common stock outstanding used to compute basic EPS. The conversion of preferred shares has always been assumed in the determination of diluted EPS. The Company’s ESOP was financed with debt issued by the ESOP, and the final ESOP debt payment was paid by the Company in December 2003.

4. Segment Information
Management’s evaluation of the performance of the Company’s segments excludes the restructuring costs (see Note 5) and the pension gain (see Note 6) recorded in the second quarter of fiscal year 2004.

	Three Months			Six Months
(in millions)	Ended March 31,			Ended March 31,
	2004	2003	%	2004	2003	%
Sales
Automotive Group	$5,100.3	$4,131.4	23%	$10,077.6	$8,072.8	25%
Controls Group	1,519.8	1,371.7	11%	2,926.6	2,613.6	12%

Total	$6,620.1	$5,503.1		$13,004.2	$10,686.4

Operating Income
Automotive Group (1)	$203.5	$171.3	19%	$410.7	$367.4	12%
Controls Group (2)	55.4	66.0	-16%	110.0	117.8	-7%

Total segment operating income	258.9	237.3		520.7	485.2

Restructuring costs	(82.4)	—		(82.4)	—
Pension gain	84.4	—		84.4	—

Consolidated operating income	$260.9	$237.3		$522.7	$485.2

1)	Automotive Group operating income for the three and six months ended March 31, 2004 excludes $69.1 million of restructuring costs and a pension gain of $84.4 million, both of which are included within Selling, general and administrative expenses in the Consolidated Statement of Income.
2)	Controls Group operating income for the three and six months ended March 31, 2004 excludes $13.3 million of restructuring costs included within Selling, general and administrative expenses in the Consolidated Statement of Income.

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5. Restructuring Costs
In the second quarter of fiscal 2004, the Company executed a restructuring plan involving cost structure improvement actions and incurred $82.4 million of restructuring costs included within Selling, general and administrative expenses in the Consolidated Statement of Income. These costs primarily relate to workforce reductions and plant consolidations. The majority of the actions are concentrated on Automotive Group operations in Europe as the Company focuses on significantly improving profitability in the region in future years. A modest portion of the actions involve Controls Group activities. No further costs related to these actions are anticipated.

6. Pension Gain
During the second quarter of fiscal 2004, the Company recorded a pension gain related to certain of the Company’s Japanese pension plans established under the Japanese Welfare Pension Insurance Law. In accordance with recent amendments to this law, the Company completed the transfer of certain pension obligations and related plan assets to the Japanese government which resulted in a non-cash settlement gain of $84.4 million.